                                                                  Exhibit (d)(3)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of March 1, 2000, by and among CONNING ASSET MANAGEMENT COMPANY, a Missouri corporation ("Assignor"), METROPOLITAN LIFE INSURANCE COMPANY, a New York life insurance company ("Assignee") and GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri life insurance company ("General American").

                              W I T N E S S E T H:

         WHEREAS, Assignor and General American are parties to that certain Investment Advisory Agreement, dated as of May 1, 1995 (the "Advisory Agreement"), pursuant to which Assignor (formerly known as General American Investment Management Company) provides General American with investment advisory services for its general account (the "General Account"), including, without limitation, services relating to the trading of securities and the advisability of investing in, purchasing or selling securities ("Investment Advisory Services"), asset/liability management services in respect of the General Account ("Portfolio Management Services"; together with Investment Advisory Services, "Front-Office Services") and services other than Front-Office Services needed to operate and report on the General Account, including, without limitation, accounting services (including tax accounting, statutory accounting and accounting under generally accepted accounting principles), record-keeping services, reconciliation of trade confirmations, reporting and other similar functions not pertaining to Front-Office Services ("Back-Office Services"); and

         WHEREAS, on the date this Agreement is deemed approved by the Missouri Department of Insurance, whether by specific, written approval or by the passage of thirty days from receipt of the Agreement by the Missouri Department of Insurance (the "Agreement Effective Date"), Assignor desires to assign and transfer to Assignee, and Assignee desires to accept and assume, all of Assignor's rights and obligations under the Advisory Agreement (other than in respect of Back-Office Services and the Portfolio Management Services) with respect to all assets other than any and all commercial mortgage loan assets (the "Real Estate Mortgage Assets") and real estate assets other than the Real Estate Mortgage Assets (the "Real Estate Equity and Joint Venture Assets") (the "Assigned Assets); and

         WHEREAS, Assignor desires to continue to perform Portfolio Management Services in respect of the Assigned Assets until such date as Assignee shall notify Assignor in writing, but in any event no later than June 30, 2000 (the "Portfolio Management Termination Date"), at which time Assignor desires to assign and transfer, and Assignee desires to accept and assume, all of Assignor's rights and obligations in respect of Portfolio Management Services under the Advisory Agreement with respect to the Assigned Assets (the "Portfolio Management Assignment")


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         WHEREAS, Assignor desires to continue to perform Back-Office Services in respect of the Assigned Assets until such date as Assignee shall notify Assignor in writing, but in any event no later than September 30, 2000 (the "Back-Office Termination Date"), at which time Assignor desires to assign and transfer, and Assignee desires to accept and assume, all of Assignor's rights and obligations in respect of Back-Office Services under the Advisory Agreement with respect to the Assigned Assets (the "Back-Office Assignment"); and

         WHEREAS, Assignor desires to continue to perform Front-Office Services and Back-Office Services in respect of the Real Estate Equity and Joint Venture Assets until such date as Assignee shall notify Assignor in writing, but in any event no later than the Back-Office Termination Date (the "Real Estate Equity and Joint Venture Assignment Date"), at which time Assignor desires to assign and transfer, and Assignee desires to accept and assume, all of Assignor's rights and obligations in respect of the Real Estate Equity and Joint Venture Assets under the Advisory Agreement (the "Real Estate Equity and Joint Venture Asset Assignment"); and

         WHEREAS, notwithstanding the assignments set forth herein, Assignor will continue to provide Front-Office Services and Back-Office Services with respect to the Real Estate Mortgage Assets; and

         WHEREAS, Assignee is a registered investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, General American desires to consent to the assignments described above and to the payment of fees in respect of services rendered by Assignee and Assignor that will be provided in respect of the Assigned Assets, the Real Estate Equity and Joint Venture Assets and the Real Estate Mortgage Assets.

         NOW, THEREFORE, in consideration for the covenants, agreements and assignments set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, have agreed as follows:

         1. Various Assignments.

            a. Assigned Assets. Effective on the Agreement Effective Date, Assignor hereby assigns and transfers, and Assignee hereby accepts and assumes, all of Assignor's rights and obligations under the Advisory Agreement (other than in respect of Back-Office Services and Portfolio Management Services) with respect to the Assigned Assets.

            b. Portfolio Management Services. Effective on the Portfolio Management Termination Date, Assignor hereby assigns and transfers, and Assignee hereby accepts and assumes, all of Assignee's rights and obligations under the Advisory Agreement relating to Portfolio Management Services in respect of the Assigned Assets.



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            c.          Back-Office Services. Effective on the Back-Office
                        Termination Date, Assignor hereby assigns and transfers, and Assignee hereby accepts and assumes, all of Assignee's rights and obligations under the Advisory Agreement relating to Back-Office Services in respect of the Assigned Assets.

            d. Real Estate Equity and Joint Venture Assets. Effective on the Real Estate Equity and Joint Venture Assignment Date, Assignor hereby assigns and transfers, and Assignee hereby accepts and assumes, all of Assignor's rights and obligations under the Advisory Agreement in respect of the Real Estate Equity and Joint Venture Assets.

2. Assignor's Continued Performance of Portfolio Management Services and Back-Office Services; Services Relating to Real Estate Equity and Joint Venture Assets and Real Estate Mortgage Assets.

            a. Portfolio Management Services. For a period beginning on the date hereof and ending on the Portfolio Management Termination Date, Assignor shall continue to perform Portfolio Management Services in respect of the Assigned Assets.

            b. Back-Office Services. For a period beginning on the date hereof and ending on the Back-Office Termination Date, Assignor shall continue to perform Back-Office Services in respect of the Assigned Assets.

            c. Real Estate Equity and Joint Venture Assets. For a period beginning on the date hereof and ending on the Real Estate Equity and Joint Venture Assignment Date, Assignor will continue to perform Front-Office Services and Back-Office Services with respect to the Real Estate Equity and Joint Venture Assets.

            d. Real Estate Mortgage Assets. Notwithstanding the various assignments described in Section 1 hereof, Assignor shall continue to perform Front-Office Services and Back-Office Services with respect to the Real Estate Mortgage Assets.

3. Fees. General American hereby agrees to pay quarterly fees in arrears (which shall be pro-rated for any partial quarter) within 30 days after the end of the quarter to which such fees relate, which fees shall be calculated and paid as follows:

            a.          Assignor's Fees.

                        (i) Portfolio Management Services for the Assigned Assets. In consideration for its performance of Portfolio Management Services in respect of the Assigned Assets from the date hereof through (and including) the Portfolio Management Termination



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                                    Date, General American shall pay to Assignor
                                    a quarterly fee equal to the product of (x) the market value of the Assigned Assets as determined by Assignor as at the last day of the quarter to which such payment relates and (y) the applicable percentage set forth on the fee schedule annexed hereto as Exhibit A (the "Fee Schedule").

                        (ii) Back-Office Services for the Assigned Assets. In consideration for its performance of Back-Office Services in respect of the Assigned Assets from the date hereof through (and including) the Back-Office Termination Date, General American shall pay to Assignor a quarterly fee equal to the product of (x) the market value of the Assigned Assets as determined by Assignor as at the last day of the quarter to which such payment relates and (y) the applicable percentage set forth on the Fee Schedule.

                        (iii) Real Estate Equity and Joint Venture Assets. In consideration for all services rendered by Assignor with respect to the Real Estate Equity and Joint Venture Assets, from the Agreement Effective Date and through (and including) the Real Estate Equity and Joint Venture Assignment Date, General American shall pay to Assignor a quarterly fee equal to the product of (x) the gross market value of the Real Estate Equity and Joint Venture Assets determined by Assignor as at the last day of the quarter to which such payment relates and (y) the applicable percentage set forth on the Fee Schedule.

                        (iv) Real Estate Mortgage Assets. After the Agreement Effective Date, in consideration for all services rendered thereafter by Assignor with respect to the Real Estate Mortgage Assets, General American shall pay to Assignor a quarterly fee equal to the product of (x) the aggregate unpaid principal balance of the mortgage loans comprising the Real Estate Mortgage Assets determined by Assignor as at the last day of the quarter to which such payment relates and (y) the applicable percentage set forth on the Fee Schedule.

            b. Assignee's Fees.

                        (i)         Investment Advisory Services. In
                                    consideration for Assignee's performance of
                                    Investment Advisory Services in respect of the Assigned Assets from the Agreement Effective Date through (and including) the Portfolio Management Termination Date, General American shall pay to Assignee a quarterly fee equal to the product of (x) the market value of the Assigned Assets as determined by Assignor as at the last day of the quarter to







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                                    which such payment relates and (y) the
                                    applicable percentage set forth on the Fee
                                    Schedule.

                        (ii) Front-Office Services. In consideration for Assignee's performance of Front-Office Services in respect of the Assigned Assets from the Portfolio Management Termination Date through (but not including) the Back-Office Termination Date, General American shall pay to Assignee a quarterly fee equal to the product of (x) the market value of the Assigned Assets as determined by Assignor as at the last day of the quarter to which such payment relates and
                                    (y) the applicable percentage set forth on the Fee Schedule.

                        (iii) Front-Office Services and Back-Office Services. In consideration for Assignee's performance of Front-Office Services and Back-Office Services in respect of the Assigned Assets from and after the Back-Office Termination Date, General American shall pay to Assignee a quarterly fee equal to the product of (x) the market value of the Assigned Assets as determined by Assignee as at the end of such quarter and (y) the applicable percentage set forth on the Fee Schedule.

                        (iv)        Real Estate Equity and Joint Venture Assets.
                                    In consideration for Assignee's performance of Front-Office Services and Back-Office Services in respect of the Real Estate Equity and Joint Venture Assets from and after the Real Estate Equity and Joint Venture Assignment Date, General American shall pay to Assignee a quarterly fee equal to the product of (x) the gross market value of the Real Estate Equity and Joint Venture Assets as determined by Assignee as at the last day of the quarter to which such payment relates and (y) the applicable percentage set forth on the Fee Schedule.

4. Consent of General American. General American hereby consents to the assignments set forth in Section 1 hereof, the Fee Schedule and the other transactions contemplated by this Agreement.

5.          Undertakings of Assignee; Standard of Care.

            a.          In consideration of the compensation described in
                        Section 3(b) above, Assignee undertakes to perform the duties required of the "Advisor" in the Advisory Agreement.

            b. Assignee agrees to perform its services under the Advisory Agreement with the same care and attention that it applies to the services it provides to its own accounts and to the accounts of its other clients, making every reasonable effort to avoid conflicts of


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                        interest between or among General American, its own
                        accounts and the accounts of its other clients.

            c. Assignee undertakes to perform the Front-Office Services and the Back-Office Services in accordance with applicable law and regulations, including the law and regulations of Missouri relating to life insurance companies such as General American; provided that, General American shall provide Assignee with guidance and assistance in respect of any such laws and regulations of Missouri that relate to Assignee's performance of Front-Office Services and Back-Office Services hereunder.

            d. Assignee will cooperate with Assignor to ensure that the transition of Front-Office Services and Back-Office Services contemplated by this Agreement occurs smoothly and without harm to General American; provided that, nothing contained in this Agreement shall constitute a representation or warranty of Assignee, or otherwise obligate Assignee, in respect of the future investment performance of any of the Assigned Assets or Real Estate Equity and Joint Venture Assets.

6. Term and Termination. The terms of this Section 6 shall supercede in its entirety Paragraph 9 of the Advisory Agreement. The term of this Agreement shall be the period of time from March 1, 2000 until termination by either party at any time upon ninety (90) days written notice, subject to the satisfaction of all outstanding obligations hereunder. In the event of termination of this Agreement, all books and records (including magnetic records, files, and spreadsheets) maintained by Assignee in connection with the performance of any of the services described herein will be transferred to General American.

7.          Miscellaneous.

            a.          Entire Agreement; Assignment; Amendment. This Agreement
                        (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and
                        (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld). This Agreement shall not be amended except pursuant to a writing that is executed by all parties hereto.

            b. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, such provision shall be enforced to the maximum extent permissible in the circumstances, and the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall







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                        not be affected thereby, and to such end, shall be
                        severable and enforced to the greatest extent permitted by applicable law.

            c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to the principles of conflicts of law thereof.

            d. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            e. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, entity, or group any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            f. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express, United Parcel Service or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter specified by the respective parties hereto:

                        If to Assignor, to:

                           Conning Asset Management Company
                           700 Market Street
                           St. Louis, MO 63101
                           Attn:  Douglas R. Koester
                           Fax: (314) 444-0613

                        with a copy (which shall not constitute notice) to:

                           Conning Asset Management Company
                           700 Market Street
                           St. Louis, MO 63101
                           Attn:  Matthew P. McCauley, Esq., General Counsel
                           Fax:    (314) 444-0510

                        If to Assignee, to:

                           Metropolitan Life Insurance Company
                           334 Madison Avenue




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                           Convent Station, NJ 07961
                           Attn: Anthony J. Williamson, Senior Vice-President
                           Fax: (973) 254-3054

                      with a copy (which shall not constitute notice) to:

                           Metropolitan Life Insurance Company
                           One Madison Avenue
                           New York, NY 10010
                           Attn: Jane Weinberg, Esq., Vice-President and Investment Counsel
                           Fax:  (212) 578-3916

                      If to General American, to:

                           General American Life Insurance Company
                           700 Market Street
                           St. Louis, MO 63101
                           Attn:  Barry Cooper
                           Fax:  (314) 444-0588

                      with a copy (which shall not constitute notice) to:

                           General American Life Insurance Company
                           700 Market Street
                           St. Louis, MO 63101
                           Attn: Matthew P. McCauley, Esq., Vice-President and Associate General Counsel
                           Fax:  (314) 444-0510

                  g. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  h. Further Assurances. Assignor, Assignee and General American each acknowledge and agree that they shall execute and deliver such further amendments and/or modifications to the Advisory Agreement as shall be reasonably requested from time to time in order to carry out the intention and/or facilitate the performance of the terms of this Agreement, including, but not limited to, further specifying the scope of services to be provided to General American with respect to Investment Advisory Services, Portfolio Management Services, Front-Office Services and Back-Office Services.




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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed on its behalf as of the day and year first above written.

                                ASSIGNOR:


                                CONNING ASSET MANAGEMENT COMPANY


                                By: /s/ Douglas R. Koester
                                   ------------------------------------
                                         Name:  Douglas R. Koester
                                         Title: Senior Vice President


                                ASSIGNEE:


                                METROPOLITAN LIFE INSURANCE COMPANY

                                By:/s/ Anthony J. Williamson
                                   ------------------------------------
                                         Name:  Anthony J. Williamson
                                         Title:    Senior Vice-President


                                GENERAL AMERICAN:

                                GENERAL AMERICAN LIFE INSURANCE COMPANY


                                By: /s/ Richard A. Liddy
                                   ------------------------------------
                                         Name:  Richard A. Liddy
                                         Title: Chairman, President and
                                                Chief Executive Officer




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
                                    Exhibit A

                                  Fee Schedule


The following annual fees will be charged on a quarterly basis:

Assignor's Fees:
----------------
         Portfolio Management Services:                       0.03% per annum (0.0075% per
         [SECTION 3(a)(i)]                                    quarter)

         Back-Office Services:                                0.02% per annum (0.0050% per
         [SECTION 3(a)(ii)]                                   quarter)

         Real Estate Equity                                   0.78% per annum (0.195% per
         and Joint Venture Assets:                            quarter)
         SECTION 3(a)(iii)]

         Real Estate Mortgage Assets:                         0.22% per annum (0.055% per
         [SECTION 3(a)(iv)]                                   quarter)




Assignee's Fees:
----------------
         Investment Advisory Services:                        0.05% per annum (0.0125% per
         [SECTION 3(b)(i)]                                    quarter)

         Front-Office Services:                               0.08% per annum (0.02% per
         [SECTION 3(b)(ii)]                                   quarter)

         Front-Office Services                                0.10% per annum (0.025% per
         and Back-Office Services:                            quarter)
         [SECTION 3(b)(iii)]

         Real Estate Equity and Joint Venture
         Assets:                                              0.45% per annum (0.1125% per
         [SECTION 3(b)(iv)]                                   quarter)





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